Exhibit 10.42
GENERAL RELEASE
     THIS GENERAL RELEASE (“Release”) is executed by Dave Parkinson (the “Executive”) pursuant to Section 7(a)(4), 7(c)(2) or 7(d)(3) and (4) of the Employment Agreement dated as of August 26, 2009 by and between Trustwave Holdings, Inc., a Delaware corporation (the “Company”) and the Executive (the “Employment Agreement”).
     WHEREAS, the Executive’s employment with the Company is terminating;
     WHEREAS, the Executive has had 45 days to consider the form of this Release;
     WHEREAS, the Company advised the Executive in writing to consult with an attorney before signing this Release;
     WHEREAS, the Executive acknowledges that the consideration to be provided to the Executive under the Employment Agreement and herein is sufficient to support this Release; and
     WHEREAS, the Executive understands that the Company regards the representations and covenants by the Executive in the Employment Agreement and this Release as material and that the Company is relying on such representations and covenants in paying amounts to the Executive pursuant to the Employment Agreement.
THE EXECUTIVE THEREFORE AGREES AS FOLLOWS:
     1. The Executive shall receive the payments and benefits set forth in Section 7(d)(2), (3) and (4) of the Employment Agreement in accordance with the terms and subject to the conditions thereof except that under (i) Section 7(d)(2)(i), the Executive shall be paid his current base salary of $200,000 for twelve (12) months and not six (6) months, (ii) Section 7(d)(3), the Executive’s health insurance coverage period shall be twelve (12) and not six (6) months, and (iii) Section 7(d)(4), the Executive’s 400,000 granted stock options pursuant to Section 3(a) of the Employment Agreement shall all immediately vest and become exercisable and any and all other vested or unvested stock options of the Company shall become null and void. The Executive shall have ninety (90) days from the execution of this Release to exercise the 400,000 stock options or they will be forfeited. The Company and the Executive agree that the Executive’s last day of work with the Company shall be May 20, 2011.
     2. The Executive, on behalf of himself and anyone claiming through him, hereby agrees not to sue the Company or any division, subsidiary, affiliate or other related entity of the Company (whether or not such entity is wholly owned) or any of the past, present or future directors, officers, administrators, trustees, fiduciaries, employees, agents, attorneys or shareholders of the Company or any of such other entities, or the predecessors, successors or assigns of any of them (hereinafter referred to as the “Released Parties”), and agrees to release and discharge, fully, finally and forever, the Released Parties from any and all claims, causes of action, lawsuits, liabilities, debts, accounts, covenants, contracts, controversies, agreements, promises, sums of money, damages, judgments and demands of any nature whatsoever, in law or in equity, both known and unknown, asserted or not asserted, foreseen or unforeseen, which the Executive ever had or may presently have against any of the Released Parties arising from the beginning of time up to and including the date of this Release, including, without limitation, all matters in any way related to the Executive’s employment by the Company or any of its subsidiaries or affiliates, the terms and conditions thereof and the termination or cessation of the Executive’s employment by the Company or any of its subsidiaries or affiliates, and including, without limitation, any and all claims arising under the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Civil Rights Act of 1866, the Age Discrimination in Employment Act, the Older Workers’ Benefit Protection Act, the Family and Medical Leave Act, the Americans With Disabilities Act, the Employee Retirement Income Security Act of 1974, each as may be amended from time to time, or any other federal, state, local or foreign statute, regulation, ordinance or order, or pursuant to any common law doctrine; provided, however, that nothing contained in this Release shall apply to, or release the Company from, (a) any obligation of the Company contained in Section 3 or 7 of the Employment Agreement, or (b) any obligation of the Company related to any debt, equity or other securities (including options, warrants or securities convertible or exchangeable into debt or equity) of the Company held by the Executive or (c) any obligation of the Company to indemnify you or hold you harmless pursuant to its existing By-Laws, indemnification agreements and insurance policies other than for any claims or causes of action the Company may have against you. The consideration offered in Section 7(a)(4), 7(c)(2) or 7(d)(3) and (4) of the Employment Agreement is accepted by the Executive as being in full accord, satisfaction, compromise and settlement of any and all claims or potential claims, and the Executive expressly agrees that, except as expressly provided in the provision within the immediately preceding sentence, the Executive is not entitled to, and shall not receive, any further recovery of any kind from the Company or any of the other Released Parties, and that in the event of any further proceedings whatsoever based upon any matter released herein, neither the Company nor any of the other Released Parties shall have any further monetary or other obligation of any kind to the Executive, including any obligation for any costs, expenses or attorneys’ fees incurred by or on behalf of the Executive.
     3. The Executive expressly represents and warrants that the Executive is the sole owner of the actual and alleged claims, demands, rights, causes of action and other matters that are released herein; that the same have not been transferred or assigned or caused to be transferred or assigned to any other person, firm, corporation or other legal entity; and that the Executive has the full right and power to grant, execute and deliver the general release, undertakings and agreements contained herein.
     4. ACKNOWLEDGMENT BY EXECUTIVE. BY EXECUTING THIS RELEASE, THE EXECUTIVE EXPRESSLY ACKNOWLEDGES THAT THE EXECUTIVE HAS READ THIS RELEASE CAREFULLY, THAT THE EXECUTIVE FULLY UNDERSTANDS ITS TERMS AND CONDITIONS, THAT THE EXECUTIVE HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS RELEASE, THAT THE EXECUTIVE HAS BEEN ADVISED THAT THE EXECUTIVE HAS 45 DAYS WITHIN WHICH TO DECIDE WHETHER OR NOT TO EXECUTE THIS RELEASE AND THAT THE EXECUTIVE INTENDS TO BE LEGALLY BOUND BY IT. DURING A PERIOD OF SEVEN DAYS FOLLOWING THE DATE OF THE EXECUTIVE’S EXECUTION OF THIS RELEASE, THE EXECUTIVE SHALL HAVE THE RIGHT TO REVOKE THE RELEASE OF CLAIMS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT BY SERVING THE COMPANY WITHIN SUCH PERIOD WRITTEN NOTICE OF REVOCATION.
     5. This Release contains the entire agreement and understanding between the parties relating to the subject matter hereof and supersedes any prior understandings, agreements or representations by or between the parties, written or oral, relating to the subject matter hereof.

     6. This Release shall be governed and construed in accordance with the laws of the State where the Executive is employed without regard to principles of conflict of laws.
(SIGNATURE ON NEXT PAGE)

EXECUTIVE

/s/ Dave Parkinson Dave Parkinson

Date: 5/20/11